EXHIBIT 10.1
                                                                    ------------

SECOND EXTENSION OF STOCKHOLDERS' AGREEMENT DATED AS OF OCTOBER 29, 2004 BETWEEN LIFEWAY FOODS, INC. AND DANONE FOODS, INC.

                                SECOND EXTENSION
                                       TO
                             STOCKHOLDERS' AGREEMENT

            This SECOND EXTENSION TO STOCKHOLDERS' AGREEMENT (the "Second Extension") is hereby entered into as of the 29th day of October, 2004 by and among Lifeway Foods, Inc., an Illinois corporation (the "Company") and Danone Foods, Inc., a Delaware corporation (the "Stockholder"), who are parties to that certain Stockholders' Agreement (as amended and extended, the "Stockholders' Agreement") by and among the Company, the Stockholder, and certain other parties (the "Holders") dated as of October 1, 1999, as amended on December 24, 1999 and as extended by that certain Extension to Stockholders' Agreement dated as of September 28, 2004 (the "First Extension"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to those terms in the Agreement.

            WHEREAS, under the First Extension, the Standstill Period and the operative period of Section 6.02 of the Agreement shall expire on October 29, 2004;

            WHEREAS, each of the Company and the Stockholder desires to further amend the Stockholders' Agreement to extend the Standstill Period and the operative period of Section 6.02 of the Agreement as more fully provided in this Second Extension; and

            WHEREAS, pursuant to Section 7.01 of the Agreement, the time for the performance of any obligations under the Agreement may be extended by an instrument in writing signed by the parties to be bound thereby.

            NOW, THEREFORE, in consideration of the entry of the parties into this Second Extension and for other good and valuable consideration, the receipt of which is acknowledged herein, the parties hereto agree as follows:

            1. Extension of Standstill Period. The Standstill Period shall be extended to include any time during the period beginning on October 1, 1999 and ending at the close of business on December 31, 2004 and during which the Stockholder Beneficially Owns 10% or more of the outstanding shares of Common Stock on a Fully Diluted Basis.

            2. Extension of Non-competition Period. The period referenced in
Section 6.02(a) of the Agreement shall be extended to include the period beginning on October 1, 1999 and ending at the close of business on December 31, 2004.

            3. Governing Law. This Second Extension shall be governed by and construed in accordance with the laws of the State of Illinois.

            4. No Waiver of Other Rights. The execution, delivery and effectiveness of this Second Extension shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the parties to the Agreement.

            5. Counterparts. This Second Extension may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.


                            [Signature Page Follows]

            IN WITNESS WHEREOF, this Second Extension is hereby executed as of the date first above written.


LIFEWAY FOODS, INC.,                            DANONE FOODS, INC.,
an Illinois corporation                         a Delaware corporation


By: /s/ Julie Smolyansky                        By: /s/ Donna R. Besteiro
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Name: Julie Smolyansky                          Name: Donna R. Besteiro
Its: President                                  Its: Assistant Secretary and
                                                     General Counsel